EXHIBIT 99.1

News Release
AMI Semiconductor Amends Credit Facility to Increase Term Loan by
$110 million to Finance Acquisition
Company Maintains Credit Ratings and Increased Term Loan Maintains Existing Interest
Rate and Structure
POCATELLO, Idaho. – August 22, 2005 – AMI Semiconductor, Inc. (the “Company”), a wholly-owned subsidiary of AMIS Holdings, Inc. (NASDAQ: AMIS), today announced that it successfully amended its existing senior secured credit agreement to increase its term loan by $110 million. The amendment was arranged by Credit Suisse First Boston Corporation.
As the Company announced on July 25, 2005, the additional $110 million will be used to finance the majority of the acquisition costs related to the pending acquisition of the semiconductor division of Flextronics International USA, Inc. The Company will not receive funding under the amended term loan until the closing of this acquisition, which is expected to occur during the third quarter.
Under the amended credit agreement, the term loan retains the terms of the Company’s existing $210 million term loan, and no changes were made to the revolving credit portion of the credit agreement. The term loan, as amended, will expire on April 1, 2012. The amended credit agreement also authorizes the Company to complete the previously announced acquisition of the semiconductor division of Flextronics International USA Inc.
The Company also announced that the credit rating agencies of Moody’s Investors Service and Standard & Poor’s recently reaffirmed their credit ratings on the Company at Ba3 and BB-, respectively.
“The successful amendment of our term loan while maintaining our credit ratings highlights the continued commitment of our lending group and represents a strong endorsement from the capital markets,” stated David Henry, senior vice president and chief financial officer. “We appreciate the continued support and confidence of our banking partners as well as the rating agencies as we pursue a key portion of our growth strategy through acquisitions.”
The Company plans to update its business outlook once the pending acquisition of the semiconductor division of Flextronics International USA, Inc is completed.
About AMI Semiconductor
AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal products and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

AMI Semiconductor, Inc.

- 2 -	August 22, 2005
Forward Looking Statements
Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the intended use of the proceeds from the amended term loan, the anticipated time of funding, and the Company’s plans to update its business model. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include conditions necessary to close the acquisition may not be satisfied, the Company’s increased level of indebtedness, changes in interest rates, the effect of general economic conditions and competition, and other risks and uncertainties identified in reports filed from time to time by the Company with the Securities and Exchange Commission, including its most recent Form 10-Q and Annual Report on Form 10-K. The Company does not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:	Media Relations Contact:
Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Tel: 208.234.6045	Tel: 208.234.6890
E-Mail: wade_olsen@amis.com	E-Mail: tamera_drake@amis.com